UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2013

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33294	20-5837959
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2013, Fortress Investment Group LLC (the “Company”) announced that Randal A. Nardone, principal and co-founder, will serve as Chief Executive Officer, effective immediately, following his service in this role in an interim capacity.

In satisfaction of the disclosure required pursuant to Items 401(b), 401(e) and 404(a) of Regulation S-K, the sections of the Company’s 2013 Proxy Statement, filed with the Securities and Exchange Commission on April 12, 2013, entitled “Executive Officers” and “Certain Relationships and Related Party Transactions” are incorporated by reference herein. With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Nardone and any director or executive officer of the Company. Mr. Nardone’s employment agreement was previously filed as Exhibit 10.21 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 4, 2011, and will remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC
(Registrant)

/s/ David N. Brooks
David N. Brooks
General Counsel

Date: August 1, 2013

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